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                                                                  EXHIBIT 11.1


                               ALANEX CORPORATION

                     COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                                                SIX-MONTH PERIODS ENDED
                                         YEARS ENDED DECEMBER 31,                        JUNE 30,
                                ------------------------------------------      -------------------------
                                   1993            1994            1995            1995            1996
                                ----------       ---------       ---------      ---------        ---------
                                                                                        (unaudited)

Net Income (loss)               $ (981,000)      (939,000)       (762,000)      (267,000)       1,360,000
                                -----------     ----------      ----------     ----------       ---------

Weighted average shares used
 to compute net income (loss)
 per share:

   Weighted average common
     shares, excluding common
     shares issued in
     accordance  with Staff
     Accounting Bulletin 83      3,188,000      3,540,000       3,680,000      3,640,000        3,721,000

Number of common shares
 issued and stock options
 and warrants granted in
 accordance with Staff
 Accounting Bulletin 83            824,000        824,000         824,000        824,000          824,000
                                ----------      ---------       ---------      ----------       ---------

        Total                   $4,012,000      4,364,000       4,504,000      4,464,000        4,545,000
                                ==========      =========       =========      =========        =========

Net income (loss) per share     $    (0.24)         (0.22)          (0.17)         (0.06)            0.30
                                ==========      =========       =========      ==========       =========

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